UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-228220	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Arapahoe St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On June 17, 2019, MTech Acquisition Corp. (“MTech”) and MJ Freeway, LLC (“MJF”) consummated the transactions contemplated by the Merger Agreement (as defined below) (the “Business Combination”), following the approval at the special meeting of the stockholders of MTech held on June 17, 2019 (the “Special Meeting”). In connection with the closing of the Business Combination on June 17, 2019 (the “Closing”), the registrant changed its name from MTech Acquisition Holdings Inc. to Akerna Corp. (“Akerna”). Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the Registration Statement on Form S-4 (File No. 333-228220) (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “Commission”) on May 14, 2019.

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

As disclosed under the sections titled “The Business Combination Proposal” and “The Merger Agreement” of the Registration Statement, on October 10, 2018 (as amended on April 17, 2019), the parties entered into an Agreement and Plan of Merger (“Merger Agreement”), by and among MTech, Akerna (f/k/a MTech Acquisition Holdings Inc.), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Akerna (“Purchaser Merger Sub”), MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Akerna (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with MTech and Akerna, the “Purchaser Parties”), MTech Sponsor LLC, a Florida limited liability company, in the capacity as the representative after the Effective Time (as defined in the Merger Agreement) for the equity holders of Akerna (other than the Sellers (as defined below)) thereunder (the “Purchaser Representative”), MJF, and Harold Handelsman, in the capacity as the representative for the Sellers thereunder (the “Seller Representative”).

The Merger Agreement provided for two mergers: (i) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving entity (the “Purchaser Merger”), and (ii) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”).

The merger consideration was paid in shares of Akerna common stock (the “Consideration Shares”) at a price per share equal to $10.16 per share. In total, 6,520,099 Consideration Shares were issued pursuant to the Merger Agreement. All of the Consideration Shares are subject to the terms of the Lock-Up Agreement, which is defined and discussed below. In addition, 652,010 of the Consideration Shares (the “Escrow Shares”) are held in an escrow account (the “Escrow Account”) to cover any adjustments to the Merger Consideration (as defined in the Merger Agreement) or claims for indemnification pursuant to the Merger Agreement until ninety (90) days after Akerna files with the Commission its Annual Report on Form 10-K for the fiscal year ending June 30, 2019, with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the Escrow Account until the claims are resolved. In addition, 215,063 of the Consideration Shares are subject to restricted stock agreements with varying vesting terms that reflect the vesting conditions application to equity interests of the applicable MJF equity holders at the time of the Business Combination.

In connection with the Merger Agreement, all recipients of the Consideration Shares executed a lock-up agreement (the “Lock-up Agreement”).  Pursuant to the Lock-up Agreement, each holder agreed not to engage in any transfer or other transaction with respect to the Consideration Shares for a period of time.  With respect to 50% of the Consideration Shares, each holder agreed not to engage in a transfer or other transaction until the earlier of (1) one year from the closing of the Business Combination and (2) the date on which Akerna closes a subsequent corporate transaction with an unaffiliated third party that results in all of Akerna’s shareholders having the right to exchange their shares for cash, securities or other property.  With respect to the remaining 50% of the Consideration Shares, each holder agreed not to engage in a transfer or other transaction until the earlier of (1) one year from the closing the business combination, (2) the date on which Akerna closes a subsequent corporate transaction with an unaffiliated third party that results in all of Akerna’s shareholders having the right to exchange their shares for cash, securities or other property and (3) the date on which the closing share price of Akerna common stock equals or exceeds $12.50 per share for any twenty trading days with any thirty trading day period.

This summary of the Lock-Up Agreement is qualified in its entirety by reference to the text of the Lock-Up Agreement which is included as Exhibit 10.17 and are incorporated herein by reference

Pursuant to the Merger Agreement, the Sellers severally indemnified Akerna, the Purchaser Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any of representations, warranties or covenants of MFJ or any post-Closing covenants of the Purchaser Parties. Furthermore, pursuant to the Merger Agreement, Akerna indemnified the Sellers, the Seller Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any of representations or warranties by the Purchaser Parties or any pre-Closing covenants of the Purchaser Parties.

Except for fraud claims and certain fundamental representations and warranties, indemnification claims for breaches of representations and warranties are subject to an aggregate basket of $500,000 before any indemnification claims can be made, at which point the applicable indemnifying parties will be responsible for all claims from the first dollar of losses.

The maximum aggregate amount of indemnification payments which (i) the Sellers will be obligated to pay (excluding fraud claims) is capped at the Escrow Shares or other escrow property in the Escrow Account at the time of determination and (ii) Akerna will be obligated to pay (excluding fraud claims) will not exceed a number of shares of Akerna common stock equal to the number of the Escrow Shares deposited in the escrow account at the Closing. Any indemnification payments by Akerna will be made by issuance of new shares of Akerna common stock at the then current market price and any indemnification payments by the Sellers (other than fraud claims) will be made solely from the Escrow Account, with any Escrow Shares valued at the then current market price. In the case of fraud, claims for indemnification are limited to the Merger Consideration actually paid.

This summary is qualified in its entirety by reference to the text of the Merger Agreement, as amended, which is included as Exhibit 2.1 and Exhibit 2.2 to this Current Report and are incorporated herein by reference.

Non-Competition Agreements

Pursuant to the Merger Agreement, Jessica Billingsley and Amy Poinsett, the founders of MJF (the “MJF Founders”), each entered into a Non-Competition and Non-Solicitation Agreement, dated June 17, 2019 (each, a “Non-Competition Agreement”). Under the Non-Competition Agreement, each MJF Founder agreed that, from the Closing until the four year anniversary of the Closing (the “Restricted Period”), neither she nor her affiliates will engage in the business of creating and selling software, consulting and data solutions for cannabis businesses in any markets in which MJF, Akerna and their respective affiliates and subsidiaries are engaged in business as of the Closing or during the Restricted Period. Notwithstanding the foregoing, the MJF Founders and their respective affiliates may own passive investments of not more than three percent (3%) beneficial ownership of any class of outstanding equity interests in a Competitor (as defined in the Non-Competition Agreement) that is publicly traded, so long as the MJF Founders or their affiliates and their respective equity holders, directors, officers, managers and employees who were involved with the business of any of the Covered Parties (as defined in the Non-Competition Agreement”) are not involved in the management or control of such Competitor.

The Non-Competition Agreement also restricts the applicable MJF Founder from soliciting employees, customers and vendors of Akerna, MJF and their respective affiliates and subsidiaries during the Restricted Period and from making disparaging remarks about MJF, Akerna and their respective affiliates and subsidiaries. The Non-Competition Agreement further imposes confidentiality obligations on the MJF Founders with respect to any and all Covered Party Information (as defined in the Non-Competition Agreement) without the prior written consent of Akerna (which may be withheld in its sole discretion).

This summary of the Non-Competition Agreements are qualified in their entirety by reference to the text of the Non-Competition Agreements of the MJF Founders, which are included as Exhibit 10.5 and Exhibit 10.6 and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 17, 2019, MTech held a Special Meeting at which the MTech stockholders considered and approved, among other matters, the Merger Agreement. On June 17, 2019, the parties consummated the Business Combination.

At the Special Meeting, holders of 4,452,042 shares of MTech common stock sold in its initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of $10.23841733 per share, for an aggregate of $45,581,864. Immediately after giving effect to the Business Combination (including as a result of the redemptions described above and the transfer of the 100,120 Transferred Sponsor Shares (as defined below) pursuant to the Sponsor Stock Transfer Agreement (as defined below)) and the issuance of an additional 901,074 shares of common stock for an aggregate purchase price of $9.2 million in the Private Placement (as defined below) consummated in connection with the Business Combination, there were 10,400,381 shares of common stock and warrants to purchase 5,993,750 shares of common stock of Akerna issued and outstanding. Upon the Closing, MTech’s units ceased trading, and Akerna’s common stock and warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the symbols “KERN” and “KERNW,” respectively. As of the closing date, the former securityholders of MJF beneficially owned approximately 62.7% of Akerna’s outstanding shares of common stock, the former securityholders of MTech beneficially owned approximately 27.7% of Akerna’s outstanding shares of common stock and the investors in the Private Placement beneficially owned approximately 9.6% of Akerna’s outstanding shares of common stock.

As noted above, the per share redemption price of $10.23841733 for holders of Public Shares electing redemption was paid out of MTech’s trust account, which, had a balance immediately prior to Closing of $45,581,864. In addition, MTech obtained $9.2 million in proceeds from the Private Placement, as more completely described in Item 3.02 below, immediately prior to the Closing. At the Closing, Akerna received net proceeds of approximately $18 million upon the consummation of the Business Combination and the Private Placement.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that, if the predecessor registrant was a shell company, as MTech was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Akerna, as the successor issuer to MTech, is providing the information below that would be included in a Form 10 if Akerna were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements. Forward-looking statements provide Akerna’s current expectations or forecasts of future events. Forward-looking statements include statements about Akerna’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report include, but are not limited to, statements about:

●	the market for Akerna’s products and services;
●	Akerna’s expansion and other plans and opportunities;
●	Akerna’s inability to realize anticipated benefits of the Business Combination, which could result from, among other things, competition, the inability to integrate the MTech and MJF businesses or the inability of the combined business to grow and manage growth profitably; and
●	changes in applicable laws or regulations.

These forward-looking statements are based on information available as of the date of this Current Report, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Akerna’s views as of any subsequent date, and Akerna does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that Akerna “believes” and similar statements reflect its beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this Current Report, and while Akerna believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that Akerna has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, Akerna’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Business

The business of Akerna is described in the Registration Statement in the section titled “Information About MJF” and that information is incorporated herein by reference.

Risk Factors

The risks associated with Akerna’s business are described in the Registration Statement in the section titled “Risk Factors” and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report concerning the financial information of Akerna. Reference is further made to the disclosure contained in the Registration Statement in the section titled “Summary Financial and Other Data of MJF,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MJF,” “Summary Financial and Other Data of MTech,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTech,” and is incorporated herein by reference.

Reference is made to the disclosure set forth in Item 2.02 of this Current Report in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MJF,” and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of common stock of Akerna as of the Closing:

●	each person known by Akerna to be the beneficial owner of more than 5% of the common stock of Akerna upon the closing of the Business Combination;
●	each of Akerna’s officers and directors; and
●	all executive officers and directors of Akerna as a group upon the closing of the Business Combination.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, Akerna believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock of Akerna beneficially owned by them.

	Beneficial Ownership
Name and Address of Beneficial Owner (1)	Number of shares		Percentage (2)
DIRECTORS AND OFFICERS
Jessica Billingsley (3)	1,335,802		12.8%
Ruth Ann Kraemer (4)	26,716		*
Scott Sozio (5)	1,824,880	(6)	17.5%
Douglas Rothschild	-		-
Tahira Rehmatullah	-		-
Emery Johnathon Huang (7)	997,640		9.6%
Matthew Kane (8)	370,240		3.6%
Mark Iwanowski	2,000		*
All directors and officers as a group (eight persons)	4,557,278		43.5%
5% STOCKHOLDERS
MTech Sponsor LLC (5)	1,824,880	(6)	17.5%
Game Boy Partners, LLC (5)	1,824,880	(6)	17.5%
SS FL, LLC (5)	1,824,880	(6)	17.5%
Steven Van Dyke (5)	1,824,880	(6)	17.5%
Amy A. Poinsett Revocable Living Trust (9)	1,335,802		12.8%
Jessica Billingsley Living Trust (3)	1,335,802		12.8%
M&J Special Investments LLC (10)	992,646		9.5%
SV MJF Investors LP (11)	659,617		6.3%
Batu Capital Investments MJT LLC (7)	616,750		5.9%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the persons and entities listed above is 1601 Arapahoe St., Denver, Colorado, 80202.
(2)	The percentage is based on 10,400,381 shares of common stock issued and outstanding as of June 17, 2019.
(3)	Represents 1,335,802 shares held by Jessica Billingsley Living Trust. Ms. Billingsley, the trustee of the Jessica Billingsley Living Trust, has sole and dispositive power over the shares held by the Jessica Billingsley Living Trust. Of the 1,335,802 shares issued to Ms. Billingsley in the Mergers, all are subject to the terms of a lock-up agreement and 133,580 are being held in escrow and are subject to forfeiture until 90 days after Akerna files its Annual Report on Form 10-K for the fiscal year ended June 30, 2019 to satisfy claims arising as a result of MJF’s breach of any of its representations and warranties or covenants in the Merger Agreement.
(4)	Of the 26,716 shares issued to Ms. Kraemer in the Mergers: (i) all are subject to the terms of a restricted stock agreement and vest as follows: 6,679 shares shall vest on October 1, 2019, 6,679 shares shall vest on October 1, 2020, 6,679 shares shall vest on October 1, 2021 and 6,679 shares shall vest on October 1, 2022; (ii) all are subject to the terms of a lock-up agreement; and (iii) 2,672 are being held in escrow and are subject to forfeiture until 90 days after Akerna files its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, to satisfy claims arising as a result of MJF’s breach of any of its representations and warranties or covenants in the Merger Agreement.
(5)	Represents shares held by MTech Sponsor LLC (the “Sponsor”). Messrs. Van Dyke and Sozio are the managing members of SS FL, LLC, which is one of the managing members of the Sponsor. Accordingly, they may be deemed to have or share beneficial ownership of such shares. The managing member of the Sponsor’s other managing member, Game Boy Partners, LLC is Drew Effron, and he may be deemed to have or share beneficial ownership of such shares. Other individuals who are members of Game Boy Partners, LLC are Craig Effron (brother of Drew Effron), Curtis Schenker and Douglas Rothschild, a director of Akerna. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Of the 1,824,880 shares issued to Sponsor in the Mergers, all are subject to the terms of a lock-up agreement and 182,488 are being held in escrow and are subject to forfeiture until 90 days after Akerna files its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, to satisfy claims arising as a result of MJF’s breach of any of its representations and warranties or covenants in the Merger Agreement.
(6)	Represents 1,581,130 shares of common stock and 243,750 shares of common stock issuable upon exercise of 243,750 warrants within 60 days.
(7)	Represents 380,890 shares held by Khitan LLC and 616,750 shares held by Batu Capital Investments MJT LLC. Mr. Huang is a manager of Khitan LLC and a managing partner of Batu Capital, which is the managing member of Batu Capital Investments MJT LLC, and such, Mr. Huang has sole and dispositive power of the shares held by Khitan LLC and Batu Capital Investments MJT LLC. Of the 616,750 shares issued to Mr. Huang in the Mergers, all are subject to the terms of a lock-up agreement and 61,675 are being held in escrow and are subject to forfeiture until 90 days after Akerna files its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, to satisfy claims arising as a result of MJF’s breach of any of its representations and warranties or covenants in the Merger Agreement. The shares held by Mr. Huang do not include an option for Khitan LLC to purchase up to an additional 342,801 shares of common stock at a purchase price of $10.21 per share, subject to the terms and conditions in the Subscription Agreement (as defined below).
(8)	Represents 189,391 shares held by Jud Wiebe Fund LLC and 180,849 shares held by Seam Capital, LLC. Mr. Kane is a manager of each of Jud Wiebe Fund LLC and Seam Capital, LLC, and as such, Mr. Kane has sole and dispositive power of the shares held by the Jud Wiebe Fund LLC and Seam Capital, LLC. Of the 271,604 shares issued to the reporting persons in the Mergers, all are subject to the terms of a lock-up agreement and 27,161 are being held in escrow and are subject to forfeiture until 90 days after Akerna files its annual report on Form 10-K for the fiscal year ended June 30, 2019, to satisfy claims arising as a result of MJF’s breach of any of its representations and warranties or covenants in the Merger Agreement. The shares held by Mr. Kane do not include an option for Seam Capital, LLC to purchase up to an additional 97,942 shares of common stock at a purchase price of $10.21 per share, subject to the terms and conditions in the Subscription Agreement (as defined below).
(9)	Amy Poinsett, the trustee of Amy A. Poinsett Revocable Living Trust, has sole and dispositive power over the shares held by the Amy A. Poinsett Revocable Living Trust. Of the 1,335,802 shares issued to Sponsor in the Mergers, all are subject to the terms of a lock-up agreement and 133,580 are being held in escrow and are subject to forfeiture until 90 days after Akerna files its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, to satisfy claims arising as a result of MJF’s breach of any of its representations and warranties or covenants in the Merger Agreement.
(10)	Each of Nicholas J. Pritzker and Joseph I. Perkovich, the managers of M&J Special Investments LLC, has sole voting and dispositive power over the shares held by M&J Special Investments LLC. The address of M&J Special Investments LLC is c/o Tao Capital Partners LLC, 1 Letterman Drive, Suite C4-420, San Francisco, CA 94129.
(11)	Andrew L. Shapiro, the Managing Member of SV MJF General Partner LLC, the general partner of SV MJF Investors LP, has sole voting and dispositive power over the shares held by SV MJF Investors LP. The address of SV MJF Investors LP is 55 East 59th Street, Suite 1700, New York, NY 10022.

Directors and Executive Officers

Akerna’s directors and executive officers after the Closing are described in the Registration Statement in the section titled “Management After the Business Combination” and is incorporated herein by reference.

Executive Compensation

The executive compensation of Akerna’s executive officers and directors is described in the Registration Statement in the section titled “Executive Compensation of MJF” and is incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of Akerna are described in the Registration Statement in the section titled “Certain Relationships and Related Person Transactions” and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Registration Statement titled “Information About MJF– Legal Proceedings” and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Akerna’s common stock began trading on the Nasdaq under the symbol “KERN” and its warrants began trading on the Nasdaq under the symbol “KERNW” on June 18, 2019, subject to ongoing review of Akerna’s satisfaction of all listing criteria post-business combination. Akerna has not paid any cash dividends on its common stock to date and does not intend to pay any cash dividends in the foreseeable future.

Information regarding Akerna’s common stock, warrants and related stockholder matters are described in the Registration Statement in the section titled “Price Range and Dividends of Securities” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report concerning the issuance of Akerna’s common stock to certain accredited investors, which is incorporated herein by reference.

Description of Akerna’s Securities

The description of Akerna’s securities is contained in the Registration Statement in the sections titled “Description of Securities After the Business Combination” and “Comparison of Stockholder Rights” and is incorporated herein by reference.

Indemnification of Directors and Officers

On June 17, 2019, each of Akerna’s directors and officers entered into an indemnification agreement (the (the “Indemnification Agreements” and each an “Indemnification Agreement”) with Akerna. Pursuant to the Indemnification Agreements, Akerna contractually obligates itself to indemnify, and to advance expenses on behalf of, such directors and officers to the fullest extent permitted by applicable law so that they will serve or continue to serve Akerna free from undue concern that they will not be so indemnified. As such, Akerna agreed to hold harmless and indemnify the directors and officers to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, Akerna also agreed to contribution and the advancement of expenses.

This summary is qualified in its entirety by reference to the text of the Indemnification Agreements, which is included as Exhibit 10.7 to this Current Report and are incorporated herein by reference.

The description of the indemnification provisions of amended and restated certificate of incorporation and amended and restated bylaws is contained in the Registration Statement in the section titled “Description of Securities of Akerna-Limitation on Liability and Indemnification of Directors and Officers”, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report concerning the financial statements and supplementary data of Akerna and its subsidiaries.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report concerning the financial information of Akerna and its subsidiaries.

Item 2.02.	Results of Operations and Financial Condition.

Certain annual and quarterly financial information regarding Akerna was included in the Registration Statement, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MJF” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTech,” which is incorporated herein by reference. The disclosure contained in Item 2.01 of this Current Report is also incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of MJF

The following discussion and analysis of MJF’s financial condition and results of operations should be read together with MJF’s unaudited financial statements for the three and nine months ended March 31, 2019 and 2018, included as an Exhibit in this Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this filing includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” section included in the Registration Statement, which is incorporated in this Form 8-K by reference. Such risks and uncertainties could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

MJF changed from a fiscal year ending December 31 to a fiscal year ending June 30 for its fiscal year ended June 30, 2017 and thereafter.

Business Overview

MJF, is a large and growing regulatory compliance and inventory management technology company. MJF’s proprietary software platform is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired.

Nine years ago, MJF identified a need for organic material tracking and regulatory compliance SaaS solutions in the growing cannabis, hemp, and other regulated organic industries. MJF developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law. MJF provides its regulatory software platform, Leaf Data Systems®, to state government regulatory agencies, and its business software platform, MJ Platform®, to state-licensed businesses. Although MJF has helped monitor legal compliance for more than $13 billion in cannabis sales to date, it does not handle any cannabis related material, does not process sales transactions within the United States, and its revenue generation is not related to the type or amount of sales made by its clients, as revenues are generated by MJF on a fixed-fee based subscription model.

MJF’s annual revenues have grown each year since inception, from $0.8 million in its first full year of operations in the fiscal year ended December 31, 2010 to $5.6 million in the fiscal year ended June 30, 2017 to $10.5 million in the fiscal year ended June 30, 2018. The growth in fiscal year ending June 30, 2018, was primarily due to the government contracts awarded by the State of Washington and the Commonwealth of Pennsylvania. Prior to June 30, 2018, the growth was mainly attributed to MJF’s strong presence as a first-mover in an expanding cannabis market.

The Company believes its service offerings are built to scale nationally and internationally while providing technology compliance, monitoring and auditing products across the entire supply chain and all industry verticals of the cannabis, CBD and hemp markets. Importantly, the Company has already started serving businesses and governments globally.  MJF currently has clients in 29 of the 33 states in which medicinal cannabis has been legalized, as well as the District of Columbia. New York and Illinois are the only states in which medicinal marijuana has been legalized in which MJF does not provide products or services. MJF also serves clients in Australia, Canada, Chile, Colombia, Denmark, New Zealand, South Africa, Spain, Switzerland and Uruguay. We believe these factors establish the Company as a mature, vetted solution for the coming global expansion in the industry. The Company expects to leverage its first-mover advantage and reputation among industry participants throughout the global supply chain to increase market share, including in growth markets, such as the emerging Asian markets.  According to an article in The Economist on April 4, 2019, China grows nearly half of the world’s legal hemp.  With the help of the Company’s investors, such as Khitan, LLC, of which Emery Huang, a director of the Company, and Michael Di Hao Zhang, son of the former chairman of Guizhou Xinbang Pharmaceuticals, are members, the Company will look to make inroads into the Chinese market.

Products and Services

MJF’s core products, Leaf Data Systems and MJ Platform, are highly-versatile platforms that provide MJF’s clients with a central data management system for tracking regulated products – from seed to initial plant growth to product – throughout the complete supply chain, using a global unique identifier method.

MJF’s platforms also provide clients with integrated security, transparency and scalability capabilities. These capabilities allow MJF’s state-licensed clients to control inventory, operate efficiently in a fast-changing industry and comply with state, local, and federal (in countries such as Canada and Colombia) regulation at all times, and allows its government regulatory clients to effectively and cost-efficiently monitor licensees and ensure that commercial businesses are complying with their states’ regulations.

MJF generates revenue in three principal areas:

●	Government Regulatory Software – Leaf Data Systems is MJF’s SaaS offering for government agencies. Leaf Data Systems is a compliance tracking system designed to give regulators visibility into the activity of licensed cannabis businesses in their jurisdictions. MJF currently has two clients for Leaf Data Systems, the State of Washington and the Commonwealth of Pennsylvania. Leaf Data Systems comprised 46% and 44% of MJF’s revenue for the nine months ended March 31, 2019 and 2018, respectively. For the full fiscal years ended June 30, 2018 and 2017, Leaf Data Systems comprised 43% and 4% of MJF’s total revenue, respectively. The 2018 growth was a result of winning government contracts in the state of Pennsylvania and Washington.

●	Commercial Software – MJ Platform is MJF’s SaaS offering for state-licensed businesses. MJ Platform is an ERP (“Enterprise Resource Planning”) compliance system specific to the cannabis, hemp and cannabidiol (“CBD”) industry. MJ Platform is comprised of integrated modules designed to meet the regulations and inventory management needs of cannabis and hemp CBD cultivators, manufacturers and retailers. MJF has meaningful market share for cannabis-centric enterprise software in most regulated U.S. state markets, with market share in each state ranging from 6% to 100% based on Marijuana Business Media’s latest fact book, state tax agencies’ records, and locator services. MJ Platform comprised 40% and 33% of MJF’s revenue for the nine months ended March 31, 2019 and 2018 respectively. For the full fiscal years ended June 30, 2018 and 2017, Commercial Software comprised 35% and 52% of MJF’s total revenue, respectively. Fiscal year 2018 noted increased growth as a result of the release of the second-generation ERP product, MJ Platform, gaining traction in the marketplace and the general expansion of the cannabis, hemp and CBD markets.

●

Consulting Services – MJF’s consulting team provides a complete suite of consulting services to banks, investors, businesses, and governments interested in the cannabis, hemp, and CBD industry. The offerings center on legal compliance, compliance monitoring systems, legal application processes and inspection readiness and business reviews. Consulting comprised 11% and 21% of MJF’s revenue for the nine months ended March 31, 2019 and 2018, respectively. For the full fiscal years ended June 30, 2018 and 2017, Consulting Services comprised 22% and 38% of MJF’s total revenue, respectively.

Revenue derived from MJF’s consulting activities has been dependent on emerging market activity. As a result, to date, the months in which MJF recognizes consulting revenue has varied from year to year depending on whether legalization has expanded, and new market entrants have appeared, or existing market participants have expanded their operations. For example, while consulting revenue appears to have slowed during the nine months ended March 31, 2019, it is expected to increase during the three months ending June 30, 2019, due to emerging opportunities in Missouri, Utah, New Jersey, and Arkansas as these states have experienced recent state legal changes. Further, MJF has had numerous clients granted their operator’s license in the state of Ohio and has submitted several applications on behalf of clients in Maryland and Missouri that are currently pending state review.

MJF also resells a limited number of printers for printing compliance product labels and scales that are NTEP certified legal for trade. Revenue from these resale activities was approximately 3% of total revenue in the nine months ended March 31, 2019, and 1% of total revenue in the nine months ended March 31, 2018. Resale activities comprised 1% of total revenue in the fiscal year ended June 30, 2018 and 6% of total revenue in the fiscal year ended June 30, 2017. This income stream is not expected to become a significant generator of revenue.

Financial Results of Operations

Revenue

MJF’s software revenue is derived from MJ Platform, the company’s SaaS ERP offering for state-licensed businesses, and Leaf Data Systems, MJF’s track-and-trace product for government agencies. MJ Platform contracts are generally annual contracts paid monthly in advance of service and cancellable upon 30 days’ notice, although MJF does have some multi-year MJ Platform contracts. Leaf Data Systems contracts are generally multi-year contracts payable annually or quarterly in advance of service, although a percentage retainer or holdback fees (generally ranging from 10% to 30%) are common until all initial deliverables are complete. MJ Platform and Leaf Data Systems contracts generally may only be terminated early for breach of contract as defined in the respective agreements. Leaf Data Systems’ contract with the Commonwealth of Pennsylvania is covered under a performance bond. MJF’s consulting revenue is derived throughout the life cycle of a customer. MJF’s other revenue is derived primarily from point of sale hardware and labels.

Commercial software revenue growth is driven by MJF leveraging its reputation and continued cannabis, hemp and CBD industry growth. MJF believes it is well known in these industries and can leverage its reputation, brand recognition, and wealth of relevant experience to attract existing cultivation, manufacturing and dispensary customers from their current service providers, and attract new market entrants. MJF believes that the reputation of its existing products and its ability to provide services in all areas of the seed to sale life cycle will attract customers from competitors that are seeking more comprehensive services and will attract new customers as they enter into existing markets and markets that become newly legalized. MJF also experiences revenue growth in mature, established states and countries by providing a solution to operators seeking to vertically integrate their operations and improve their operations. MJF provides not only a vertically integrated solution across the cannabis, hemp, and CBD supply chain, but also uniquely has the business intelligence capture which allows operators to run their businesses in a more informed and efficient manner. This business intelligence capture is unique to the suite of services provided by MJF and sets MJF apart from competitors.

Consulting Services revenue growth is driven by numerous factors. In new emerging states, MJF provides proven solutions for aspiring operators in the pre-application of licensures and pre-operational phases of development. These services include application and business plan preparation as they seek licenses to be granted. Consulting services are provided to post operational licensees to consult them during the setup and buildout phases as they open and begin operating their businesses. MJF also provides business optimization services for established businesses that can benefit from consulting to increase efficiencies as they expand and grow.

MJF’s contracts its consulting services through Statements of Work (SOW) for businesses, investors, and governments interested in the cannabis, hemp and CBD industry. SOW issued and completed during the pre-application phase generally solidify MJF as the contractor of choice for subsequent operational phases once the operator is granted the license. As a result, MJF consulting revenue is driven as new emerging states pass legislation and as its client-operators gain licenses. During the second half of MJF’s fiscal year 2019, MJF has had numerous clients granted their operator’s license in the state of Ohio and has submitted numerous applications on behalf of clients in Maryland and Missouri that are currently pending state review. MJF expects to win additional work in the emerging states of Missouri, Utah, New Jersey, and Arkansas as MJF has strong industry reputation in those states. Accordingly, MJF expects its consulting services to continue to grow.

Cost of Revenue

MJF’s cost of revenue is derived from direct costs derived primarily from government contract subcontractor expenses and hosting costs. MJF records cost of revenue based on the direct cost method. This method requires allocation of direct costs including support services and materials to cost of revenue. Consulting cost of revenue is primarily determined as a result of the consultant’s hourly costs.

Product and Development Expenses

MJF's product and development expenses include salaries and benefits, nearshore contractor expenses, technology expenses, and other overhead. These expenses have grown over time, and MJF expects these expenses to continue to increase with the company’s growth.

Selling, General and Administrative Expenses

MJF’s selling, general and administrative expenses include salaries and benefits, public relations and investor relations fees, outage expenses, professional fees, and other overhead. These expenses have grown over time, and MJF expects these expenses to continue to increase with the company’s growth.

Results of Operations for the Three and Nine Months Ended March 31, 2019 Compared with the Three and Nine Months Ended March 31, 2018

Summary Financial Data

The following table sets forth information comparing the components of net loss for the three and nine months ended March 31, 2019 and 2018, consolidating the results of commercial software and government software:

	Three months ended March 31,
	2019	2018
Revenues:
Software	$2,024,916	$2,053,258
Consulting	216,897	224,802
Other	86,067	37,575
Total Revenue	2,327,880	2,315,635

Cost of revenues	1,042,403	737,762
Gross Profit	1,285,477	1,577,873

Operating expenses:
Product development:	1,001,394	613,726

Selling, general and administrative	2,787,250	590,516

Total operating expenses	3,788,644	1,204,242

Other income (expenses)	13,064	(9,404)
Net (loss) income	$(2,490,103)	$364,227

	Nine months ended March 31,
	2019	2018
Revenues:
Software	$6,270,770	$6,087,427
Consulting	826,777	1,646,392
Other	200,312	113,900
Total Revenue	7,297,859	7,847,719

Cost of revenues	3,197,437	3,338,478
Gross Profit	4,100,422	4,509,241

Operating expenses:
Product development:	2,877,869	2,109,992

Selling, general and administrative	7,793,290	4,903,096

Total operating expenses	10,671,159	7,013,088

Other income (expenses)	87,248	(37,737)
Net (loss) income	$(6,483,489)	(2,541,584)

Revenue

Total revenue grew to $2,327,880 for the three months ended March 31, 2019 from $2,315,635 for the three months ended March 31, 2018, an increase of $12,245. Total revenue decreased to approximately $7,297,859 million for the nine months ended March 31, 2019, from $7,847,719 for the nine months ended March 31, 2018, a decrease of approximately $549,860, or 7%. This decline is primarily due to a decreased volume of activities related to both the contract with the State of Washington and MJF’s consulting services clients due to the variable nature of the business model discussed above. The year-over-year decrease in revenue for the nine-month period ended March 31, 2019 was, however, partially offset by an increase in revenue from software subscriptions.

Leaf Data Systems revenue from the contract with the State of Washington decreased for the three months ended March 31, 2019 as a result of a higher volume of change orders in the prior year period. Change orders represent out-of-scope functionality modifications requested by the client. Revenues earned from these change orders are recognized upon successful implementation and delivery of the requested modifications. As a result, revenues from these clients when compared year over year may be impacted by the timing of the agreement relative to the number of requested change orders in one or either period. Leaf Data Systems revenue from the contract with the State of Washington increased for the nine months ended March 31, 2019 as a result of a significant volume of change orders in the first quarter of MJF’s fiscal year 2019. Revenue from the Leaf Data Systems contract with the Commonwealth of Pennsylvania decreased for both the three and nine-month periods ended March 31, 2019, which was driven by a lower volume of completed change orders.

MJF’s software revenue decreased to $2,024,916 for the three months ended March 31, 2019 from $2,053,258 for the three months ended March 31, 2018, for a decrease of $28,342, or 1%. This decline in revenue was primarily driven by fewer change orders for both state contracts under Leaf Data Systems during the three-month period ended March 31, 2019. However, software revenue increased to $6,270,770 for the nine months ended March 31, 2019 from $6,087,427 for the nine months ended March 31, 2018, for an increase of $183,343, or 3%. This increase was primarily due to growth in the number of subscriptions to MJ Platform (MJF’s commercial software product), thus increasing recurring SaaS revenue, in addition to increases in revenue from Leaf Data Systems contract with the state of Washington (both monthly subscription services and Change Orders delivered over the period). A decline in revenue from the contract with the Commonwealth of Pennsylvania was driven by fewer change orders but was offset by a high volume of activity under the contract with the State of Washington during the nine-months ended March 31, 2019. The Company's software revenues generated from government customers under Leaf Data Systems totaled $927,632 and $1,046,417 during the three months ended March 31, 2019 and 2018, respectively. These software revenues generated from government customers also totaled $3,381,111 and $3,479,380 during the nine months ended March 31, 2019 and 2018, respectively.

Software revenue accounted for 87% and 89% of net revenue for the three months ended March 31, 2019 and 2018, respectively and 86% and 78% of net revenue for the nine months ended March 31, 2019 and 2018, respectively. MJF’s software recurring revenue includes revenue generated from MJF’s commercial product, MJ Platform, and MJF’s regulatory systems product, Leaf Data Systems and seed-to-sale implementation fees for MJ Platform.

Consulting Revenue

MJF’s consulting revenue includes revenue generated from consulting professional services delivered to prospective and current cannabis, hemp and CBD businesses and business operators. MJF’s consulting revenue was $216,897 for the three months ended March 31, 2019 compared to $224,802 for the three months ended March 31, 2018, for a decrease of $7,905, or 4%, as a result of a smaller volume of consulting activities and engagements. Consulting services are correlated to state legalizations and experience variability as a result. MJF’s consulting revenue was $826,777 for the nine months ended March 31, 2019 compared to $1,646,392 for the nine months ended March 31, 2018, for a decrease of $819,615, or 50%.

Consulting revenue was 9% and 10% of net revenue for the three months ended March 31, 2019 and 2018, respectively. Consulting revenue was 11% and 21% of net revenue for the nine months ended March 31, 2019 and 2018, respectively. Due to the nature of consulting revenue and its dependence on emerging market activity as a driver of demand, the months in which MJF recognizes consulting revenue has varied from year to year depending on whether state legislation has expanded to allow new market entrants or growth of existing market participant operations. For example, while consulting revenue appears to have slowed during the nine months ended March 31, 2019, it is expected to increase during the three months ending June 30, 2019, due to emerging opportunities in Missouri, Utah, New Jersey, and Arkansas as these states have experienced recent state legal changes. Further, 5 of MJF’s clients in Ohio have recently won processing licenses.

Other Revenue

MJF’s retail/resale revenue increased to $86,067 for the three months ended March 31, 2019 from $37,575 for the three months ended March 31, 2018, for an increase of $48,492, or 129%. MJF’s retail/resale revenue increased to $200,312 for the nine months ended March 31, 2019 from $113,900 for the nine months ended March 31, 2018, for an increase of $86,412, or 76%.

Retail/resale revenue was 4% and 2% of net revenue for the three months ended March 31, 2019 and 2018, respectively. Retail/resale revenue was 3% and 1% of net revenue for the nine months ended March 31, 2019 and 2018, respectively. MJF’s retail/resale revenue includes revenue generated from point of sale hardware and labels.

Cost of Revenue

MJF’s cost of revenue increased to $1,042,403 for the three months ended March 31, 2019 from $737,762 for the three months ended March 31, 2018, for an increase of $304,641, or 41%. The increase over the three month period resulted primarily from higher hosting and infrastructure costs incurred from Amazon Web Services and higher integration costs incurred from Oracle for both the Leaf Data Systems and MJ Platform products. For the nine-month period ended March 31, 2019 and 2018, MJF’s cost of revenue decreased to $3,197,437 from $3,338,478, for a decrease of $141,041, or 4%. This decrease over the nine-month period resulted primarily from a decline in ongoing support and maintenance fees related to Leaf Data Systems because of a smaller volume of services provided in connection with the contracts with the Commonwealth of Pennsylvania.

Since the applications and services available through the Leaf Data System are provided through relationships with third-party service providers at higher costs, the gross profit margins from the government contracts are generally lower. Total costs of government revenues incurred by the Company, which are included in cost of revenues on the statements of operations, were $493,266 and $420,381 during the three months ended March 31, 2019 and 2018, respectively. Total costs of government revenues incurred by the Company were $1,647,530 and $2,307,365 during the nine months ended March 31, 2019 and 2018, respectively.

Gross profit margins for the three months ended March 31, 2019 were 55%, compared to 68% for the three months ended March 31, 2018. The decline in gross profit margin for the three months ended March 31, 2019 is due to the higher hosting and infrastructure costs incurred from Amazon Web Services and integration costs from Oracle discussed above. Gross profit margins for the nine-month period ended March 31, 2019 and 2018 were 56% and 57%, respectively, The decline in margin over the nine-month period was primarily driven by the decline in consulting revenue for the nine-month period, partially offset by revenue growth of MJ Platform in addition to decreased costs of revenue associated with the contract with the Commonwealth of Pennsylvania.

Operating Expenses

The following table presents operating expense line items for the three and nine months ended March 31, 2019 and 2018 and the period-over-period dollar and percentage changes for those line items:

	Three months ended March 31,
	2019	% of revenue	2018	% of revenue	Change Period over Period
Operating expenses:
Product development	$1,001,394	43%	$613,726	27%	$387,668	63%
Selling, general and administrative	2,787,250	120%	590,516	26%	2,196,734	372%

Total operating expenses	$3,788,644	163%	$1,204,242	53%	$2,584,402	215%

The following table presents operating expense line items for the nine months ended March 31, 2019 and 2018 and the period-over-period dollar and percentage changes for those line items:

	Nine months ended March 31,
	2019	% of revenue	2018	% of revenue	Change Period over Period
Operating expenses:
Product development	$2,877,869	39%	$2,109,992	27%	$767,877	36%
Selling, general and administrative	7,793,290	107%	4,903,096	62%	2,890,194	59%

Total operating expenses	$10,671,159	146%	$7,013,088	89%	$3,658,071	52%

MJF’s operating expenses increased to $3,788,644 for the three months ended March 31, 2019 from $1,204,242 for the three months ended March 31, 2018, for an increase of $2,584,402, or 215%. The increased level of operating expenses for the three months ended March 31, 2019 was primarily driven by continued investments in product development. Product development expenses increased as MJF enhanced its cybersecurity and enterprise software capabilities following its 2018 security breach. MJF also incurred fewer operating expenses during the three months ended March 31, 2018 as a result of insurance proceeds received from the 2018 security breach.

MJF’s operating expenses increased to $10,671,159 for the nine months ended March 31, 2019 from $7,013,088 for the nine months ended March 31, 2018, for an increase of $3,658,071, or 52%. The growth in operating expenses during the nine month period ended March 31, 2019 was primarily driven by an increase in professional fees incurred in preparation for the merger (Note 7) in addition to investments in product development as well as sales and marketing. MJF also incurred fewer operating expenses during the nine-months ended March 31, 2018 as a result of insurance proceeds received from the 2018 security breach.

Liquidity and Capital Resources

Cash Flows

MJF’s cash and restricted cash balance was $6,214,466 and $2,572,401 as of March 31, 2019 and June 30, 2018, respectively. Cash flow information for the nine months ended March 31, 2019 and 2018 is as follows:

	Nine Months Ended March 31,
	2019	2018
Cash provided by (used in):
Operating activities	$(6,357,935)	$(3,485,401)
Financing activities	10,000,000	1,000,000
Net increase / (decrease) in cash	$3,642,065	$(2,485,401)

Sources and Uses of Cash for the Nine Months Ended March 31, 2019 and 2018

Net cash used in operating activities increased to $6,357,935 during the nine months ended March 31, 2019, from $3,485,401 during the nine months ended March 31, 2018, for an increase of $2,872,534, or 82%. Cash used in operating activities was primarily driven by the net loss of 6,483,489 discussed above during the nine months ended March 31, 2019 and 2018. During the nine months ended March 31, 2019, the net loss was partially offset by efforts to generate cash flow through working capital management. Cash used in operations during the nine months ended March 31, 2019, was also impacted by an increase in receivables of $1,491,061.

MJF did not have any net cash used in investing activities in the nine months ended March 31, 2019 and 2018.

Net cash provided by financing activities totaled $10,000,000 during the nine months ended March 31, 2019, as a result of amounts raised in MJF’s Series C financing. Net cash provided by financing activities totaled $1,000,000 during the nine months ended March 31, 2018, as a result of amounts raised in the MJF’s Series B financing.

Liquidity and Capital Resources

As of March 31, 2019, MJF had cash of approximately $5.2 million, excluding restricted cash. MJF had a working capital balance of $4.1 million (excluding restricted cash) as of March 31, 2019 as compared to $0.6 million as of June 30, 2018.

Since its inception, the Company has incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. However, after considering all available evidence, the Company has determined that, due to its current positive working capital and the receipt of cash proceeds as a result of the merger and other financing activities discussed below for the net total proceeds of approximately $18 million subsequent to March 31, 2019, no substantial doubt exists in regards to the Company's ability to continue as a going concern for a period of at least twelve months from the date that our March 31, 2019 financial statements were issued. Management will continue to evaluate the impact of this standard on the Company's financial statements.

Merger

On October 10, 2018 (as amended on April 17, 2019), the Company entered into a definitive merger agreement (the “Merger Agreement”) with MTech Acquisition Corp. (“MTech”), Akerna Corp (f/k/a MTech Acquisition Holdings Inc.) (“Akerna”), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Akerna (“Purchaser Merger Sub”), MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Akerna (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with MTech and Akerna, the “Purchaser Parties”), MTech Sponsor LLC, a Florida limited liability company, in the capacity as the representative for the equity holders of Akerna (other than the Sellers) thereunder (the “Purchaser Representative”), and Harold Handelsman, in the capacity as the representative for the Sellers thereunder (the “Seller Representative”). MTech, collectively with Akerna, Purchaser Merger Sub and MTech Company Merger Sub, shall be referred to as “MTech”. The Merger Agreement provides for two mergers: (i) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving entity (the “Purchaser Merger”), and (ii) the merger of MTech Company Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”).

On June 17, 2019, MTech and MJF consummated the Mergers contemplated by the Merger Agreement. MTech also entered into a series of securities purchase agreements with certain investors (the “PIPE Investors”), whereby MTech issued 901,074 shares of Class A common stock (the “Private Placement Shares”) for an aggregate purchase price of $9.2 million (the “Private Placement”), which closed simultaneously with the consummation of the Mergers. Upon the closing of the Mergers, the Private Placement Shares were automatically converted into shares of Akerna common stock on a one-for-one basis. In connection with the Private Placement, the PIPE Investors also received an additional 100,120 shares of common stock that were transferred to them by MTech Sponsor LLC.

The net proceeds from the Mergers and the Private Placement totaled approximately $18 million, which constituted the majority of the net assets of Akerna at the closing of the Mergers.

Series C Preferred Units Financing

In August 2018, MJF sold an aggregate of approximately $10 million of Series C Preferred Units in private placements to accredited investors.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the Business Combination, from June 5, 2019, through June 10, 2019, MTech entered into subscription agreements (each, a “Subscription Agreement”) with certain investors, whereby the investors named therein (the “Investors”) committed to purchase an aggregate of 901,074 shares of common stock of MTech for an aggregate purchase price of approximately $9.2 million (the “Private Placement”). Upon the Closing, such shares issued by MTech in the Private Placement (“Private Placement Shares”) were automatically converted into shares of common stock of Akerna on a one-for-one basis.

Pursuant to the Subscription Agreement, Akerna agreed to file with the Commission within thirty (30) days after the Closing a registration statement registering the resale of the Akerna shares issued in the Business Combination for the Private Placement Shares, use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable and maintain the effectiveness of such registration statement until the earlier of (i) two (2) years from the issuance of the Private Placement Shares to the Investor thereunder, or (ii) on the first date on which the Investor can sell all of its Private Placement Shares under Rule 144 of the Securities Act, without limitation as to the manner of sale or the amount of such securities that may be sold. The shares of common stock that were issued in connection with the Subscription Agreements described above were not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Pursuant to the Subscription Agreement, Akerna also granted to each Investor an option for a period of sixty (60) days starting after the Closing to purchase, subject to certain conditions, additional shares of Akerna common stock (“Option Shares”) at a price of $10.21 per share, up to a number of Option Shares equal to the number of Private Placement Shares purchased and held and not redeemed by such Investor under the Subscription Agreement. The Investors have the registration rights described above with respect to any such purchased Option Shares.

In connection with the execution of the Subscription Agreements, MTech Sponsor and MTech entered into an Agreement to Transfer Sponsor Shares (each, a “Sponsor Stock Transfer Agreement”) with each Investor, pursuant to which MTech Sponsor agreed to transfer to the Investors at the closing of the Private Placement an aggregated of 100,120 shares of common stock (such shares, the “Transferred Sponsor Shares”). Each Investor agreed to accept its portion of the Transferred Sponsor Shares subject escrow and the restrictions applying to “insiders” after the Closing under the Letter Agreement, dated as of January 29, 2018, by and among MTech, EarlyBirdCapital, Inc., as representative of the underwriters thereunder, the Sponsor and Steven Van Dyke.

This summary is qualified in its entirety by reference to the text of the form of Subscription Agreement and Sponsor Stock Transfer Agreement, which are included as Exhibits 10.8 and 10.9, respectively, to this Current Report and is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

Amended and Restated Certificate of Incorporation

Upon the Closing of the Business Combination, Akerna’s certificate of incorporation was amended and restated to implement the following changes:

	MTech Certificate of Incorporation	Akerna Amended and Restated Certificate of Incorporation
Common Stock	MTech’s current charter currently authorizes two classes of common stock – Class A common stock and Class B common stock. MTech has 18,000,000 authorized shares of common stock, par value $0.0001 per share.	Akerna will have one single class of common stock and 75,000,000 authorized shares of common stock, par value $0.0001 per share.
Preferred Stock	MTech’s current charter authorizes 1,000,000 shares of preferred stock	Akerna will have 5,000,000 authorized shares of preferred stock.
Number of Directors	MTech’s certificate of incorporation is silent on the number of directors.	The total number constituting the board of directors shall be eight, subject to change from time to time by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office
Classified Board	The board of directors of MTech consists of two classes with staggered two-year terms.	The board of directors of Akerna is divided into three classes with staggered three-year terms.
Stockholder Actions	MTech’s current charter does not specifically address the issue of stockholder actions pursuant to Section 228 of the Delaware General Corporation Law.	Akerna stockholders may not act by written consent in lieu of a meeting.
Provisions Specific to a Blank Check Company	MTech’s certificate of incorporation sets forth various provisions related to its operations as a blank check company prior to the consummation of an initial business combination.	The proposed amended and restated certificate of incorporation of Akerna does not include these blank check company provisions.

The amended and restated certificate of incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Amended and Restated Bylaws

Upon the Closing of the Business Combination, Akerna’s bylaws were amended and restated to be consistent with its amended and restated certificate of incorporation and to make certain other changes that its board of directors deems appropriate for a public operating company. The amended and restated bylaws are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Registration Statement in the section titled “The Business Combination Proposal” and “The Merger Agreement” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report, which is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors and Officers

The following persons are serving as executive officers and directors following the Closing. For biographical information concerning the executive officers and directors, see the disclosure in the Registration Statement in the sections titled “Executive Officers and Directors of MJF” and “MTech’s Management,” which are incorporated by reference.

Following the closing of the Business Combination, the officers and directors of Akerna consist of the following:

Name	Age	Position
Jessica Billingsley	41	Chief Executive Officer and Director(3)
Ruth Ann Kraemer	65	Chief Financial Officer
Scott Sozio	39	Director(3)
Emery Johnathon Huang	34	Director(2)
Matthew R. Kane	39	Director(1)
Tahira Rehmatullah	37	Director(1)
Douglas Rothschild	43	Director(2)
Mark Iwanowski	63	Director(3)

(1)	Class I directors
(2)	Class II directors
(3)	Class III directors

Employment Agreement of Jessica Billingsley

In connection with the consummation of the Business Combination, Ms. Billingsley and Akerna entered into an employment agreement, dated June 17, 2019 (the “Billingsley Employment Agreement”). Under the terms of the Billingsley Employment Agreement, Ms. Billingsley serves at the Chief Executive Officer of Akerna, at will, and must devote substantially all of her working time, skill and attention to her position and to the business and interests of Akerna (except for customary exclusions).

Akerna will pay Ms. Billingsley an annual base salary in the amount of Two Hundred Fifty Thousand Dollars ($250,000). The base salary is subject to (i) review at least annually by board of directors of Akerna for increase, but not decrease, and (ii) automatic increase by an amount equal to $50,000 from its then current level on the date upon which Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue equals the product of (x) two multiplied by (y) Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue as the Closing. Within ten (10) days of the Closing, Akerna will also pay to Ms. Billingsley a single lump sum of $95,000.

Ms. Billingsley will be eligible for an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during her employment. Her target annual cash bonus shall be in the amount of one hundred percent (100%) of her base salary (the “Target Bonus”) with the opportunity to earn greater than the Target Bonus upon achievement of above target performance. The amount of the Annual Bonus shall be determined by the board of directors of Akerna on the basis of fulfillment of the objective performance criteria established in its reasonable discretion. The performance criteria for any particular fiscal year shall be set no later than ninety (90) days after the commencement of the relevant fiscal year. For the 2019 fiscal year, the Annual Bonus shall be determined based upon the following four (4) budget components, each of which scales linearly between achieving 75% to 100%, and greater than 100% with respect to the Platform Recurring Revenue (as defined in Billingsley Employment Agreement) and Government Recurring Revenue (as defined in Billingsley Employment Agreement) budget components respectively, of the applicable fiscal year’s budget for each such component (with 50% of the Target Bonus payable upon achievement of 75% of budget, 100% of the Target Bonus payable upon achievement of budget (and, with respect to the Platform Recurring Revenue and Government Recurring Revenue budget components, with 200% of each weighted portion of the Target Bonus payable upon achievement of 125% of the corresponding component of budget, with linear interpolation between points)).

Ms. Billingsley is entitled to participate in annual equity awards and employee benefits. She is indemnified by Akerna to for any and all expenses (including advancement and payment of attorneys’ fees) and losses arising out of or relating to any of her actual or alleged acts, omissions, negligence or active or passive wrongdoing, including, the advancement of expenses she incurs. The foregoing indemnification is in addition to the indemnification provided to her by Akerna pursuant to her Indemnification Agreement.

The Billingsley Employment Agreement also contains noncompetition and non-solicitation provisions that apply through her employment and for a term of one (1) year thereafter, and which are in addition to the noncompetition and non-solicitation provisions prescribed under the Non-Competition Agreements below.

This summary of the Billingsley Employment Agreement is qualified in its entirety by reference to the text of the Billingsley Employment Agreement, which is included as Exhibit 10.10 and are incorporated herein by reference.

Adoption of 2019 Equity Incentive Plan

At the Special Meeting, the MTech stockholders considered and approved the 2019 Equity Incentive Plan (the “Equity Incentive Plan”) and reserved 1,040,038 shares of common stock for issuance thereunder. The Equity Incentive Plan was previously approved, subject to stockholder approval, by the board of directors of Akerna on January 23, 2019.  The Equity Incentive Plan became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the Equity Incentive Plan is set forth in the Registration Statement. That summary and the foregoing description is qualified in its entirety by reference to the text of the Equity Incentive Plan, which is filed as Exhibit 10.11 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is incorporated by reference into this Item 5.03.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, Akerna ceased being a shell company. Reference is made to the disclosure in the Registration Statement in the sections titled “The Business Combination Proposal” and “The Merger Agreement” and is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report.

Item 8.01.	Other Events

As a result of the Business Combination and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Akerna is a successor issuer to MTech. Akerna hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)-(b) Financial Statements.

Information responsive to Item 9.01(a) and (b) of Current Report is set forth in the financial statements included in the Registration Statement beginning on page F-1, and under “Unaudited Pro Forma Condensed Combined Financial Statements” and is incorporated herein by reference.

The unaudited financial statements of MJF for the three and nine month period ended March 31, 2019 and 2018 are filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The unaudited pro forma financial statements are filed as Exhibit 99.2 to this Current Report and incorporated herein by reference.

(d) Exhibits

Exhibit
Number	Description
2.1+	Agreement and Plan of Merger, dated as of October 10, 2018, by and among MTech Acquisition Corp., Akerna Corp., Purchaser Merger Sub Inc., Company Merger Sub LLC, MTech Sponsor LLC in the capacity as the Purchaser Representative thereunder, MJ Freeway LLC and Harold Handelsman in the capacity as the Seller Representative thereunder (incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

2.2	First Amendment to Agreement and Plan of Merger, effective as of April 17, 2019, by and among MTech Acquisition Corp., Akerna Corp., MTech Purchaser Merger Sub Inc., MTech Company Merger Sub LLC, MTech Sponsor LLC,, in the capacity as the Purchaser Representative under the Merger Agreement, MJ Freeway LLC, and Jessica Billingsley, in the capacity as the Seller Representative under the Merger Agreement (incorporated by reference to Exhibit 2.2 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

3.1	Amended and Restated Certificate of Incorporation of Akerna Corp.

3.2	Amended and Restated Bylaws of Akerna Corp.

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

4.3	Form of Warrant Agreement

10.1	Registration Rights Agreement, dated January 29, 2018, by and among MTech Acquisition Corp., MTech Sponsor LLC, and MTech Sponsor LLC

10.2	First Amendment to Registration Rights Agreement, dated June 17, 2019, by and among MTech Acquisition Corp., Akerna Corp. and MTech Sponsor LLC

10.3	Stock Escrow Agreement, dated January 29, 2018, by and among MTech Acquisition Corp., MTech Sponsor LLC, and Continental Stock Transfer & Trust Company

10.4	Amendment to Stock Escrow Agreement, dated June 17, 2019, by and among MTech Acquisition Corp., Akerna Corp., MTech Sponsor LLC, and Continental Stock Transfer & Trust Company

10.5	Non-Competition and Non-Solicitation Agreement dated June 17, 2019, by and among Jessica Billingsley, Akerna Corp., MJ Freeway and MTech Sponsor LLC

10.6	Non-Competition and Non-Solicitation Agreement dated June 17, 2019, by and among Amy Poinsett, Akerna Corp., MJ Freeway and MTech Sponsor LLC

10.7	Form of Indemnification Agreement of Officers and Directors

10.8	Form of Subscription Agreement, by and among MTech Acquisition Corp., Akerna Corp., and each purchaser signatory thereto

10.9	Form of Agreement to Transfer Sponsor Shares, by and among MTech Acquisition Corp., Akerna Corp., each transferee signatory thereto, and Continental Stock Transfer &Trust Company

10.10	Employment Agreement, dated June 17, 2019, by and between Jessica Billingsley and Akerna Corp.

Exhibit
Number	Description
10.11	MTech Acquisition Holdings Inc. 2019 Long Term Incentive Plan (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

10.12	Form of Option Grant Certificate

10.13	Form of Restricted Stock Unit Award

10.14	Form of Stock Award

10.15	Form of Restricted Stock Award

10.16	Form of Appreciation Rights Award

10.17	Form of Lock-Up Agreement, by and among MTech Acquisition Holdings, Inc., MTech Sponsor LLC, and each holder signatory thereto (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

21.1	Subsidiaries of Akerna Corp.

23.1	Consent of Marcum LLP

23.2	Consent of Marcum LLP

99.1	Unaudited Condensed Financial Statements of MJ Freeway, LLC for the Three and Nine Months Ended March 31, 2019 and 2018

99.2	Audited Financial Statements of MJ Freeway, LLC for the Years Ended June, 2018 and 2017

99.3	Unaudited Condensed Consolidated Financial Statements of MTech Acquisition Corp. for the Three Months Ended March 31, 2019 and 2018

99.4	Audited Financial Statements of MTech Acquisition Corp. for the Years Ended December 31, 2018 and the Period from September 27, 2017 (Inception) through December 31, 2017

99.5	Unaudited Pro Forma Combined Financial Statements

+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 21, 2019	AKERNA CORP.

	By:	/s/ Jessica Billingsley
Name: Jessica Billingsley Title: Chief Executive Officer